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                                                                    EXHIBIT 23.2

                              ACCOUNTANT'S CONSENT

  We hereby consent to the incorporation by reference in this Prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 1, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Kmart Corporation, which is incorporated by reference in Kmart Corporation's Annual Report on Form 10K for the year ended January 27, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers, LLP

Detroit, Michigan
December 17,
1999